1615 Poydras St. ▪ New Orleans, LA 70112	Financial and Media Contact:
David P. Joint
(504) 582-4203

McMoRan Exploration Co. Updates
Exploration and Development Activities

NEW ORLEANS, LA, January 5, 2012 – McMoRan Exploration Co. (NYSE: MMR) today updated its ultra-deep exploration and development activities in the shallow waters of the Gulf of Mexico (GOM) Shelf and onshore in the Gulf Coast area, including completion operations at Davy Jones No. 1, in-progress drilling at Blackbeard East, Lafitte and Blackbeard West #2 and the commencement of operations at the Lineham Creek sub-salt exploration prospect located onshore in south Louisiana.

Since 2008, McMoRan’s drilling activities in the shallow waters of the GOM below the salt weld (i.e. listric fault) have successfully confirmed McMoRan’s geologic model and the highly prospective nature of this emerging geologic trend.  The data from five wells drilled to date indicate the presence below the salt weld of geologic formations including Middle/Lower Miocene, Wilcox, Frio, Tuscaloosa and Cretaceous carbonate, which have been prolific onshore, in the deepwater GOM and in international locations. The results of these activities indicate the potential for a major new geologic trend spanning 200 miles in the shallow waters of the GOM and onshore in the Gulf Coast area.  Further drilling and flow testing will be required to determine the ultimate potential of this new trend.

Completion activities of the Davy Jones No. 1 discovery well at South Marsh Island Block 230 are in an advanced stage.  Installation of the central processing facility, production platform for Davy Jones No. 1 well and sales pipelines have been substantially completed.  The production tree, blow out preventer and safety valve, rated for pressures of 25,000 pounds per square inch, are available for installation.  While preparing the hole for the installation of production tubulars in December 2011, a piece of equipment became lodged in the wellbore.  Operations are ongoing to retrieve the equipment and McMoRan plans to proceed with the completion and flow testing of the well once the wellbore has been cleared.  A successful flow test would have important implications on potential future reserve additions at Davy Jones and McMoRan’s other ultra-deep prospects. Following a successful flow test, McMoRan expects first production from the well could be established shortly thereafter.

As previously reported, McMoRan has drilled two successful sub-salt wells in the Davy Jones field.  The Davy Jones No.1 well logged 200 net feet of pay in multiple Wilcox sands, which were all full to base.  The Davy Jones offset appraisal well (Davy Jones No. 2), which is located two and a half miles southwest of Davy Jones No. 1, confirmed 120 net feet of pay in multiple Wilcox sands, indicating continuity across the major structural features of the Davy Jones prospect, and also encountered 192 net feet of potential hydrocarbons in the Tuscaloosa and Lower Cretaceous carbonate sections.  McMoRan expects to complete and flow test both wells in 2012.

Davy Jones involves a large ultra-deep structure encompassing four OCS lease blocks (20,000 acres).  McMoRan holds a 63.4 percent working interest and a 50.2 percent net revenue interest in Davy Jones.  Other working interest owners in Davy Jones include: Energy XXI (NASDAQ: EXXI) (15.8%), JX Nippon Oil Exploration (U.S.A.) Limited (12%) and Moncrief Offshore LLC (8.8%).

McMoRan commenced drilling the Blackbeard East ultra-deep exploration by-pass well on August 25, 2011 at 30,630 feet.  The by-pass well, which is permitted to 34,000 feet, has been drilled to 33,400 feet true vertical depth (TVD) (33,882 feet measured depth) and logging operations for the section below

30,800 feet are under way.  As reported in January 2011, wireline logs indicated that Blackbeard East encountered hydrocarbon bearing sands in the Oligocene (Frio) with good porosity below 30,000 feet.  The well previously encountered 178 net feet of hydrocarbons in the Miocene sands above 25,000 feet.  Pressure and temperature data below the salt weld between 19,500 feet and 24,600 feet at Blackbeard East indicate that a completion at these depths could utilize conventional equipment and technologies.  Blackbeard East is located in 80 feet of water on South Timbalier Block 144.  McMoRan holds a 72.0 percent working interest and a 57.4 percent net revenue interest in the well.  Other working interest owners in Blackbeard East include EXXI (18.0%) and Moncrief Offshore LLC (10.0%).

The Lafitte ultra-deep exploration well, which is located on Eugene Island Block 223 in 140 feet of water, commenced drilling on October 3, 2010.  The Lafitte well is currently drilling below 32,200 feet. Recent wireline logs have indicated hydrocarbon bearing sands in the Oligocene (Frio) section below 30,000 feet.  This is the second hydrocarbon bearing Frio sand section encountered either on the GOM Shelf or in the deepwater offshore Louisiana.  The first Frio sand was seen approximately 80 miles east in McMoRan’s Blackbeard East well below 30,000 feet.  McMoRan is considering additional drilling opportunities on the Lafitte structure to evaluate this section further.

As previously reported, wireline logs from interim logging operations have indicated 171 net feet of possible productive sands in the Lafitte well, including 56 net feet of hydrocarbon bearing sand over a 58 foot gross interval in the Cris-R section of the Lower Miocene with good porosity.  Flow testing will be required to confirm the ultimate hydrocarbon flow rates from this zone, which was full to base.  Possible productive thicknesses from the Frio sand section could be added after drilling and logging is completed.  McMoRan controls approximately 15,000 gross acres in the immediate area of Lafitte.  These results enhance the potential of McMoRan’s other acreage in the Lafitte strategic area, including McMoRan’s Barataria and Captain Blood ultra-deep prospects.  Barataria (10,000 gross acres) is located west-southwest of Lafitte and Captain Blood (10,000 gross acres) is located immediately south of Lafitte.

McMoRan plans to deepen the Lafitte well to a proposed total depth of 33,000 feet to evaluate additional Oligocene objectives.  Lafitte is McMoRan’s third ultra-deep prospect to encounter Miocene age sands below the salt weld on the GOM Shelf.  McMoRan holds a 72.0 percent working interest and a 58.3 percent net revenue interest in Lafitte.  Other working interest owners in Lafitte include EXXI (18.0%) and Moncrief Offshore LLC (10.0%).

The Blackbeard West #2 well ultra-deep exploration well commenced drilling on November 25, 2011 and is currently drilling below 11,700 feet towards a proposed total depth of 26,000 feet.  The well, which is located on Ship Shoal Block 188 within the Blackbeard West unit, is targeting Miocene aged sands seen below the salt weld approximately 13 miles east at Blackbeard East.  McMoRan holds a 69.4 percent working interest and a 53.1 percent net revenue interest in Ship Shoal Block 188.  Other working interest owners include EXXI (22.9%) and Moncrief Offshore LLC (7.7%).

McMoRan also announced today that operations have commenced at the Lineham Creek exploration prospect.  Lineham Creek is located onshore in Cameron Parish, Louisiana and is targeting Eocene and Paleocene objectives below the salt weld.  Operations commenced on December 31, 2011, and the initial exploratory well has a proposed total depth of 29,000 feet.  Chevron U.S.A Inc., as operator of the well, holds a 50 percent working interest.  McMoRan is participating for a 36.0 percent working interest.  Other working interest owners include EXXI (9.0%) and W. A. “Tex” Moncrief Jr. (5.0%).

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the GOM Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities, capital expenditures, reclamation costs, the potential for or expectation of successful flow tests, anticipated and potential production and flow rates, and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition.  Important factors that may cause actual results to differ materially from those anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, the ability to satisfy future cash obligations and environmental costs, access to capital to fund drilling activities, as well as other general exploration and development risks and hazards, and other factors described in more detail in Part I, Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC as updated by our subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements more frequently than quarterly.

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